30JUL201513030681 2016 T ORDER FORM FOR PROSPECTUS DATED , The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 2 or Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (‘‘IRS’’) that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding, (iii) he is a U.S. citizen or other U.S. person; and (iv) the FATCA code(s) entered on this form (if any) indicating that he is exempt from FATCA reporting are correct. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 2 BELOW HAS BEEN CHECKED]. For the applicable definition of a U.S. person, see http://www.irs.gov/pub/irs-pdf/fw9.pdf. 1. INVESTMENT For custodial held accounts: (a) This is an (check one): If funding the custodial account, checks Initial Investment (Minimum $2,000 or $2,500 for NY non-IRA investments) H18554 should be made payable to the custodian Additional Investment H18554and sent, with a completed copy of the order form, directly to the custodian (b) Amount of Investment: $ for further processing. (c) Payment will be made with:For all other investments, either: Enclosed check H18554 (a) Attach a check - Make check payable Funds wired H18554to: UMB Bank, N.A., as Escrow Agent Funds to follow H18554for Carey Credit Income Fund 2016 T Cash, cashier’s checks/official bank checks in (d) Net of Commission Purchases (optional): For eligible purchases without selling commissions, in accordance with the prospectus and bearer form, foreign checks, money orders, subject to Broker/Dealer’s policies, please check one below. third party checks, and/or traveler’s checks Net of commission through a Broker/Dealer firm, for Broker/Dealer’s representatives and their family members H18554 will not be accepted. Relationship between Investor and Broker/Dealer’s representative: OR W. P. Carey Employee or Affiliate H18554 (b) Wire funds (e) Volume Discounts, if applicableContact W. P. Carey Investor Relations at H18554 Check this box if you wish to have your investment combined with a previous Carey Credit Income Fund 2016 T investment1-800-WP CAREY (972-2739) for wire with the same primary account holder or beneficiary for IRA registrations, as determined by the Tax ID number. Please see ‘‘Theinstructions. Offering/Plan of Distribution’’ section of the prospectus for further information on volume discounts. Existing Account Name 2. INVESTOR INFORMATION In order to meet their obligations under Federal Name of Investor or Trustee: Social Security Number/TIN: Date of Birth: law, a Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account. Name(s) and address will be recorded exactly Name of Joint Investor or Trustee (if applicable): Social Security Number/TIN: Date of Birth: as printed. Please print name(s) in which shares are to be registered. Residential Address: A residential address must be provided. No P.O. Boxes. City: State: ZIP: Home Phone: Alternate Phone: Email Address: Investors enrolled in electronic delivery may GO PAPERLESS Sign below if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the request paper copies of any document delivered e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent electronically. at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents. Signature of Investor/Trustee: Investor’s Account Number with Broker/Dealer (if any) Check this box if you are a Check this box if you are a Check this box if you are subject to H18554 H18554 H18554 resident alien non-resident alien (Form withholding W-8BEN required) Exemption payee code (if any) Exemption from FATCA reporting code (if any) Mail original order form to: CCIF 2016 T, c/o DST Systems, Inc., as Agent for UMB Bank 5/2016 Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105 Page 1 of 4 EXHIBIT (d)

3. FORM OF OWNERSHIP Non-Qualified Account Important: Please choose one option, either Individual Joint Tenants with Right of Survivorship Uniform Gift to Minors Act or the H18554 H18554 H18554 within the ‘‘Non-Qualified Account’’ section, Uniform Transfers to Minors Act/StateTransfer on Death Transfer on Death H18554 H18554or within the ‘‘Qualified Account’’ section. Both investors must sign and initial in of Section 6 Custodian signature required in Section 6 For Transfer on Death: Requires Transfer on Death form that can be found Community Property Tenants in Common Other H18554 H18554 H18554 at www.careycredit.com. All parties must sign and initial All parties must sign and initial in Section 6 Please specify in Section 6 Trust Ownership Trust or Grantor must sign and initial in Section 6. Include a copy of the title and signature pages of the trust instrument Taxable Trust Tax-Exempt Trust H18554 H18554 Name of Trust Tax ID # Date Established For Entity Ownership: Entity Ownership Please ensure supplemental documents are Name of (Retirement Plan, Corporation, Partnership, Other) Entity enclosed with your order form as indicated Tax ID # Date Establishedbelow the applicable entity type. H18554 Pension or Profit Sharing Plans H18554 Taxable H18554 Exempt Under §501A Authorized signature required in Section 6. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of Trustee(s) and signature of Trustee(s) H18554 Corporation H18554 S-Corp H18554 C-Corp (will default to S-Corp if not checked) Authorized signature required in Section 6. Include an appropriate corporate resolution or secretary’s certificate indicating the names and signatures of the authorized signatories Partnership H18554 Authorized signature required in Section 6. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories Non-Profit Organization H18554 Other H18554 Please specify Qualified Account H18554 Traditional IRA H18554 ROTH IRA H18554 SEP IRA H18554 Rollover IRA H18554 Beneficial IRA Beneficial IRA Decedent Name 4. CUSTODIAN INFORMATION For Accounts with Custodian: Custodian Information: To be completed by the Custodian: Send ALL paperwork to the custodian. Custodian Name: Custodian Tax ID #:Make check payable to custodian if funding custodial account. Mailing Address: Custodian Account #: Custodial signature and medallion signature guarantee is required in section 7. City/State/ZIP: Custodian Phone #: 5. DISTRIBUTION PAYMENT OPTIONS Distribution payee will default to option (a) (a) Mail to Investor Address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS) H18554 if no selection is made. Pay to Custodial Account (FOR ACCOUNTS WITH CUSTODIAN) H18554 (b) Reinvest distributions pursuant to the DRIP: H18554 Cash distributions for custodian and brokerage The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the DRIP as described in accounts will be sent to the custodian of record the prospectus, as supplemented. unless the investor participates in the Distribution Reinvestment Plan. (c) Distributions directed to: H18554 H18554 Via Electronic Deposit (ACH* – Complete information below) H18554 Checking – Attach voided check H18554 Savings Distribution Reinvestment: Investor agrees to notify Bank, Brokerage Firm or Person: CCIF 2016 T and its Broker/Dealer or Investment Advisor Mailing Address: if, at any time, it no longer meets the suitability City/State/ZIP:standards as outlined in the prospectus and any supplements thereto. Account #: Bank ABA # (FOR ACH ONLY): I authorized UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey’s Investor Relations Department or DST Systems, Inc., the transfer agent for CCIF 2016 T, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit. Mail original order form to: CCIF 2016 T, c/o DST Systems, Inc., as Agent for UMB Bank 5/2016 Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105 Page 2 of 4

6. SIGNATURE OF INVESTOR(S) Please separately initial each of the applicable In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows: representations. Joint Investor Investor Except in the case of fiduciary accounts, you (a) I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a may not grant any person a power of paper copy, or any other delivery method, at least five (5) business days prior to investor attorney (POA) to make such representations signature below. Initials Initialson your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA (b) I hereby certify that I have (a) a net worth (exclusive of home, furnishing and automobiles) represents by their signature that they are of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and acting as a fiduciary for the investor. a minimum of $70,000 annual gross income, and meet the additional suitability requirements,Initials Initials if any, imposed by my state of primary residence as set forth in the prospectus under ‘‘Suitability Standards.’’ Please review the ‘‘Suitability Standards’’ (c) I am purchasing the shares for my own account or in a fiduciary capacity. section of the prospectus to review any additional suitability requirements imposed by Initials Initialsthe investor’s primary state of residence. Original initials and signatures are required to (d) I acknowledge that the shares are not liquid. complete purchase. Initials Initials Investors in the following states must meet (e) For Alabama residents only: I acknowledge that Alabama investors must have a liquid net the additional suitability requirement worth of at least ten times their investment in CCIF 2016 T and its affiliated programs. imposed by their primary state of residence Initials Initials as set forth in the prospectus under ‘‘Suitability Standards’’ AL, CA, IA, ID, KS, KY, (f) For Kansas residents only: I acknowledge that the Kansas Securities Commissioner MA, ME, ND, NE, NJ, NM, OH, OK, TN, TX and recommends that Kansas investors not invest, in the aggregate, more than 10% of their VT. Investors in AL, KS, KY, MA, ME, NE, NJ, liquid net worth in this and other non-exchange listed business development companies.Initials InitialsOH, TN and TX must initial specific Liquid net worth is defined as the portion of net worth that consists of cash and cash representations. equivalents and readily marketable securities. (g) For Kentucky residents only: I acknowledge that Kentucky residents must have either (a) a minimum net worth of at least $85,000 and a minimum annual gross income of at least $85,000 or (b) a minimum net worth of $300,000. In addition, a Kentucky resident’sInitials Initials investment in our Shares or the shares of our affiliated, non-publicly traded business development companies may not exceed ten percent (10%) of his or her liquid net worth. ‘‘Liquid net worth’’ shall be defined as that portion of a person’s net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. (h) For Maine residents only: I acknowledge the Maine Office of Securities recommends that an investor’s aggregate investment in this offering or similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, ‘‘liquid net worth’’ is definedInitials Initials as that portion of net worth that consist of cash, cash equivalents, and readily marketable securities. (i) For Massachusetts residents only: I acknowledge that my aggregate investment in this offering and in other illiquid direct participation programs (including real estate investment trusts, other business development companies, oil and gas programs, equipment leasingInitials Initials programs, and commodity pools) may not exceed ten percent (10%) of my liquid net worth. ‘‘Liquid net worth’’ shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (j) For Nebraska residents only: I acknowledge that a Nebraska resident must have either (a) a gross annual income of at least $100,000 and a net worth of at least $350,000 or (b) a net worth of at least $500,000. Each Nebraska resident must also limit his or her investments in Initials Initials our Shares and in the securities of other non-traded business development companies to a maximum of 10% of his or her net worth. (k) For New Jersey residents only: I acknowledge that I must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a liquid net worth of at least $350,000. For these purposes, ‘‘liquid net worth’’ isInitials Initials defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding private offerings that are exempt from registration) may not exceed 10% of his or her liquid net worth. (l) For Ohio residents only: I acknowledge that I may not invest more than ten percent (10%) of my liquid net worth in this offering, its affiliated programs, and other non-traded business development companies. ‘‘Liquid net worth’’ shall be defined as that portion of net worthInitials Initials (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (m) For Tennessee residents only: I acknowledge that I either am an ‘‘accredited investor’’ as defined in 17 C.F.R. § 230.501 or I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings, and automobiles) in this offering.Initials Initials (n) For Texas residents only: I acknowledge that Texas residents must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $100,000 or (b) a minimum liquid net worth of $250,000. For these purposes, ‘‘liquid netInitials Initials worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. NOTICE TO INVESTORS: Any person selling shares on behalf of CCIF 2016 T may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CCIF 2016 T has issued written confirmation of purchase to the investor. By signing below, it is also acknowledged that: An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future. You will not have access to the money you invest for an indefinite period of time. You should not expect to be able to sell your shares regardless of how the Company performs. Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn. The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop. The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase. In addition, any such repurchases will be at an at least 10% discount to the current offering price in effect on the date of repurchase. The Company’s distributions in its initial year of investment operations may not be based on its investment performance, but may be supported by the Company’s Advisor in the form of operating expense support payments. The Company will be obligated to repay its Advisors and these repayments will reduce the future distributions that you should otherwise receive from your investment. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Investor Signature(s): Signature of Investor/Trustee: Date: Signature of Joint Investor/Trustee Date:(if applicable): Mail original order form to: CCIF 2016 T, c/o DST Systems, Inc., as Agent for UMB Bank 5/2016 Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105 Page 3 of 4

30JUL201513045765 7. CUSTODIAN SIGNATURE Custodian Signature (if applicable): Only complete for Custodial Investments. For Non-Custodial Investments, proceed Signature of Custodian: Date: to Section 8. Ensure custodian information has been Custodian Medallion completed in Section 4. Signature Guarantee as Agent 8. REGISTERED REPRESENTATIVE INFORMATION Registered Representative(s) Name(s): Broker/Dealer Name: Only one Representative Number/ID Representative Number/ID: FINRA CRD Number (if applicable): should be provided. Registered Representative Address: City: State: ZIP: Telephone Number: Email Address: The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity and individual, acting within their capacity as authorized agent, registered financial intermediary, registered associate, financial advisor or investor representative, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document. Registered Representative Signature(s): If joint representative ID entered above, Signature of Registered only one registered representative must Representative or Advisor: Date: sign. Please complete this form and mail the original to: REGULAR MAIL: OVERNIGHT DELIVERY: Carey Credit Income Fund 2016 T Carey Credit Income Fund 2016 T c/o DST Systems, Inc. as Agent for UMB Bank c/o DST Systems, Inc. as Agent for UMB Bank P.O. Box 219145 430 W. 7th St Suite 219145 Kansas City, MO 64121-9145 Kansas City, MO 64105 Should you have any questions, please call W. P. Carey at 1-800-WP CAREY 5/2016 Page 4 of 4